                                                                   EXHIBIT 99.1
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 11-K


             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(MARK ONE)
      [x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                       OR

      [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                 FOR THE TRANSITION PERIOD FROM ______________TO______________


                          COMMISSION FILE NO. 1-10053



A. FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF THE ISSUER NAMED BELOW:

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN


B. NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE:


                              ORYX ENERGY COMPANY
                                13155 NOEL ROAD
                             DALLAS, TX 75240-5067


================================================================================

                                   SIGNATURE



THE PLAN.        Pursuant to the requirements of the Securities Exchange Act of
1934, the Plan Administrator has duly caused this annual report to be signed by the undersigned, thereunto duly authorized.


                                             Oryx Energy Company
                                          Capital Accumulation Plan



                                     By:  /s/ FRANCES G. HEARTWELL
                                        ----------------------------------------
                                             Frances G. Heartwell
                                             PLAN ADMINISTRATOR



Date:    June 22, 1998

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                      INDEX




                                                                                            Page
                                                                                            ----
Report of Independent Accountants
Balance Sheet as of December 31, 1997                                                        F-1
Balance Sheet as of December 31, 1996                                                        F-2
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1997          F-3
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1996          F-4
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1995          F-5
Notes to Financial Statements                                                                F-6

Schedules:
  Schedules I, II and III have been omitted because the required information is shown in the financial statements or notes thereto.

Eligibility:
 a. Consent of Independent Accountants

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Plan Administrator of the Oryx Energy Company
  Capital Accumulation Plan:

We have audited the accompanying balance sheets of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1997 and 1996 and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1997 and 1996 and the results of its operations for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.





                              /s/ COOPERS & LYBRAND L.L.P.





Dallas, Texas
June 1, 1998

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                  BALANCE SHEET
                                DECEMBER 31, 1997
                             (THOUSANDS OF DOLLARS)




                                                                             Participant Directed
                                             -------------------------------------------------------------------------------------
                                                                      Vanguard               Vanguard
                                               Vanguard                  U.S.     Vanguard  International  Stable
                                               Balanced    Vanguard    Growth      Explorer    Growth      Value    Participant
ASSETS                                        Index Fund  Windsor II  Portfolio      Fund     Portfolio     Fund        Loans
                                              ----------  ---------- ----------   ---------   ---------    ------    ----------
Cash                                           $     1     $     8     $     3     $     1     $    --     $     9     $    --

Accounts Receivable                                 --          --          --          --          --           7          --
Investments, at fair value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)                  --          --          --          --          --          --          --
      Registered investment funds
        (cost $66,562)                          18,275      33,980      14,114       6,484       6,834          --          --
      Capital preservation fund
        (cost $49,741)                              --          --          --          --          --      49,741          --
      Oryx Energy Company common stock
        fund participant directed (567,399
        shares; cost $4,738)                        --          --          --          --          --          --          --
      Oryx Energy Company common stock
        fund non-participant directed
        (320,776 shares; cost $4,792)               --          --          --          --          --          --          --
      Oryx Energy Company leveraged ESOP
        common stock fund (2,436,853
        shares; cost $93,529)
        (Note 4)                                    --          --          --          --          --          --          --
Participant loans                                   --          --          --          --          --          --       5,167
                                               -------     -------     -------     -------     -------     -------     -------
TOTAL ASSETS                                   $18,276     $33,988     $14,117     $ 6,485     $ 6,834     $49,757     $ 5,167
                                               =======     =======     =======     =======     =======     =======     =======
LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable         $    32     $    39     $     6     $     4     $    17     $   291     $    --
ESOP Note Payable (Note 4)                          --          --          --          --          --          --          --
Plan Equity (Deficit)                           18,244      33,949      14,111       6,481       6,817      49,466       5,167
                                               -------     -------     -------     -------     -------     -------     -------

TOTAL LIABILITIES AND PLAN EQUITY              $18,276     $33,988     $14,117     $ 6,485     $ 6,834     $49,757     $ 5,167
                                               =======     =======     =======     =======     =======     =======     =======

                                            Participant       Non-Participant
                                             Directed            Directed
                                             --------     ---------------------
                                              Oryx          Oryx
                                              Stock         Stock        LESOP
ASSETS                                         Fund         Fund         Fund         Total
                                             --------     --------     --------     --------
Cash                                         $     11     $     --     $     --     $     33
Accounts Receivable                                18                                     25
Investments, at fair value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)                162           --           --          162
      Registered investment funds
        (cost $66,562)                             --           --           --       79,687
      Capital preservation fund
        (cost $ 49,741)                            --           --           --       49,741
      Oryx Energy Company common stock
        fund participant directed (567,399
        shares; cost $4,738)                   14,458           --           --       14,458
      Oryx Energy Company common stock
        fund non-participant directed
        (320,776 shares; cost $4,792)              --        8,180           --        8,180
      Oryx Energy Company leveraged
        ESOP common stock fund
        (2,436,853 shares; cost $93,529)
        (Note 4)                                   --           --       62,144       62,144
Participant loans                                  --           --           --        5,167
                                             --------     --------     --------     --------
TOTAL ASSETS                                 $ 14,649     $  8,180     $ 62,144     $219,597
                                             ========     ========     ========     ========

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable       $    178     $    --      $      4     $    571
ESOP Note Payable (Note 4)                         --          --        95,960       95,960
Plan Equity (Deficit)                          14,471       8,180       (33,820)     123,066
                                             --------     -------      --------     --------

TOTAL LIABILITIES AND PLAN EQUITY            $ 14,649     $ 8,180      $ 62,144     $219,597
                                             ========     =======      ========     ========


   (The accompanying notes are an integral part of these financial statements)

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                  BALANCE SHEET
                                DECEMBER 31, 1996
                             (THOUSANDS OF DOLLARS)



                                                                       Participant Directed
                                             ------------------------------------------------------------------------
                                                                       Vanguard                 Vanguard
                                             Vanguard                    U.S.      Vanguard   International   Stable
                                             Balanced     Vanguard      Growth      Explorer     Growth        Value
ASSETS                                      Index Fund   Windsor II    Portfolio      Fund      Portfolio       Fund
                                            ----------   ----------    ---------   ---------  -------------   -------
Investments, at fair value
   (Notes 1 and 2):
   Participation in:
      Registered investment funds
        (cost $50,007)                       $ 13,288     $ 23,484     $ 10,460     $  5,355     $  6,020     $     --
      Capital preservation fund
        (cost $53,299)                             --           --           --           --           --       53,299
      Oryx Energy Company common stock
        fund participant directed
        (631,333 shares; cost $8,724)              --           --           --           --           --           --
      Oryx Energy Company common stock
        fund non-participant directed
        (344,411 shares; cost $5,070)              --           --           --           --           --           --
      Oryx Energy Company leveraged
        ESOP common stock fund
        (2,465,000 shares; cost $94,601)
        (Note 4)                                   --           --           --           --           --           --
Participant loans                                  --           --           --           --           --           --
                                             --------     --------     --------     --------     --------     --------
TOTAL ASSETS                                 $ 13,288     $ 23,484     $ 10,460     $  5,355     $  6,020     $ 53,299
                                             ========     ========     ========     ========     ========     ========

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable       $     40     $    109     $     60     $     16     $      6     $    168
ESOP Note Payable (Note 4)                         --           --           --           --           --           --
Plan Equity (Deficit)                          13,248       23,375       10,400        5,339        6,014       53,131
                                             --------     --------     --------     --------     --------     --------

TOTAL LIABILITIES AND PLAN EQUITY            $ 13,288     $ 23,484     $ 10,460     $  5,355        6,020     $ 53,299
                                             ========     ========     ========     ========     ========     ========

                                                                          Non-Participant
                                             Participant Directed             Directed
                                            ----------------------     --------------------
                                                            Oryx         Oryx
                                            Participant    Stock         Stock        LESOP
ASSETS                                         Loans        Fund         Fund         Fund         Total
                                             --------     --------     --------     --------     ---------

Investments, at fair value
   (Notes 1 and 2):
   Participation in:
      Registered investment funds
        (cost $50,007)                       $     --     $     --     $     --     $     --      $ 58,607
      Capital preservation fund
        (cost $53,299)                             --           --           --           --      $ 53,299
      Oryx Energy Company common stock
        fund participant directed
        (631,333 shares; cost $8,724)              --       15,734           --           --        15,734
      Oryx Energy Company common stock
        fund non-participant directed
        (344,411 shares; cost $5,070)              --           --        8,524           --         8,524
      Oryx Energy Company leveraged
        ESOP common stock fund
        (2,465,000 shares; cost $94,601)
        (Note 4)                                   --           --           --       61,035        61,035
Participant loans                               5,445           --           --           --         5,445
                                             --------     --------     --------     --------     ---------
TOTAL ASSETS                                 $  5,445     $ 15,734     $  8,524     $ 61,035     $ 202,644
                                             ========     ========     ========     ========     =========

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable       $     --     $    100     $     --     $     27     $     526
ESOP Note Payable (Note 4)                         --           --           --       99,092        99,092
Plan Equity (Deficit)                           5,445       15,634        8,524      (38,084)      103,026
                                             --------     --------     --------     --------     ---------

TOTAL LIABILITIES AND PLAN EQUITY            $  5,445     $ 15,734     $  8,524     $ 61,035     $ 202,644
                                             ========     ========     ========     ========     =========




   (The accompanying notes are an integral part of these financial statements)

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (THOUSANDS OF DOLLARS)

                                                                 Participant Directed
                                 --------------------------------------------------------------------------------------
                                                                                              Vanguard
                                  Vanguard                       Vanguard      Vanguard     International
                                  Balanced       Vanguard      U.S. Growth     Explorer        Growth         Stable
                                 Index Fund      Windsor II     Portfolio        Fund         Portfolio     Value Fund
                                  ---------      ---------      ---------      ---------      ---------      ---------
Additions (Deductions):
   Employee contributions         $     572      $   1,309      $     821      $     374      $     410      $   1,223
   Employer contributions                --             --             --             --             --             --
   Interfund transfers                1,755          2,167            402            237            209         (1,917)
   Dividend income                      629            705            129             27             85             --
   Interest income                       --             --             --             --             --          3,008
   Other receipts
      (disbursements)                    --             --             --             --             --             (1)
   Realized gain (loss) on
      investments (Note 5)              627          4,127          1,683          1,000          1,115             --
   Unrealized appreciation of
      investments (Note 5)            1,861          3,101            938           (301)          (845)            --
   Withdrawals and other
      benefit payments                 (446)          (830)          (259)          (194)          (169)        (5,927)
   Administrative expense
      (Note 2)                           (2)            (5)            (3)            (1)            (2)           (51)
   Interest expense                      --             --             --             --             --             --
                                  ---------      ---------      ---------      ---------      ---------      ---------

Net Additions (Deductions)            4,996         10,574          3,711          1,142            803         (3,665)

Plan Equity (Deficit),
   January 1, 1997                   13,248         23,375         10,400          5,339          6,014         53,131
                                  ---------      ---------      ---------      ---------      ---------      ---------

Plan Equity (Deficit),
    December 31, 1997             $  18,244      $  33,949      $  14,111      $   6,481      $   6,817      $  49,466
                                  =========      =========      =========      =========      =========      =========

                                                                      Non-Participant
                                      Participant Directed              Directed
                                   -------------------------      -----------------------
                                                    Oryx            Oryx
                                   Participant      Stock           Stock          LESOP
                                      Loans          Fund           Fund            Fund          Total
                                    ---------      ---------      ---------      ---------      ---------
Additions (Deductions):
   Employee contributions           $      --      $     190      $      --      $      --      $   4,899
   Employer contributions                  --             --             --         11,455         11,455
   Interfund transfers                   (176)        (1,684)          (450)          (543)            --
   Dividend income                         --             --             --             --          1,575
   Interest income                        291             --             13             --          3,312
   Other receipts
      (disbursements)                    (393)           (34)            --             --           (428)
   Realized gain (loss) on
      investments (Note 5)                 --          1,712            300           (385)        10,179
   Unrealized appreciation of
      investments (Note 5)                 --           (816)           (66)         2,207          6,079
   Withdrawals and other
      benefit payments                     --           (510)          (141)          (147)        (8,623)
   Administrative expense
      (Note 2)                             --            (21)            --             --            (85)
   Interest expense                        --             --             --         (8,323)        (8,323)
                                    ---------      ---------      ---------      ---------      ---------

Net Additions (Deductions)               (278)        (1,163)          (344)         4,264         20,040

Plan Equity (Deficit),
   January 1, 1997                      5,445         15,634          8,524        (38,084)       103,026
                                    ---------      ---------      ---------      ---------      ---------

Plan Equity (Deficit),
    December 31, 1997               $   5,167      $  14,471      $   8,180      $ (33,820)     $ 123,066
                                    =========      =========      =========      =========      =========

   (The accompanying notes are an integral part of these financial statements)

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (THOUSANDS OF DOLLARS)

                                                                Participant Directed
                                 --------------------------------------------------------------------------------------
                                                                                              Vanguard
                                  Vanguard                       Vanguard      Vanguard     International
                                  Balanced       Vanguard      U.S. Growth     Explorer        Growth         Stable
                                 Index Fund      Windsor II     Portfolio        Fund         Portfolio     Value Fund
                                  ---------      ---------      ---------      ---------      ---------      ---------
Additions (Deductions):
   Employee contributions         $     483      $   1,025      $     487      $     374      $     391      $   1,274
   Employer contributions                --             --             --             --             --             --
   Interfund transfers                 (465)         2,009          2,552            166            386         (2,111)
   Dividend income                      589          1,654            755            300            259             --
   Interest income                       --             --             --             --             --          3,526
   Other receipts
      (disbursements)                    --             --             --             --             --              6
   Realized gain (loss) on
      investments (Note 5)              750          1,332            744            337            329             --
   Unrealized appreciation of
      investments (Note 5)              392          1,480            312             31            238             --
   Withdrawals and other
      benefit payments               (1,507)        (1,930)          (402)          (752)          (805)        (5,965)
   Administrative expense
      (Note 2)                           (2)            (4)            (2)            (1)            (1)           (51)
                                  ---------      ---------      ---------      ---------      ---------      ---------

Net Additions (Deductions)              240          5,566          4,446            455            797         (3,321)

Plan Equity (Deficit),
   January 1, 1996                   13,008         17,809          5,954          4,884          5,217         56,452
                                  ---------      ---------      ---------      ---------      ---------      ---------

Plan Equity (Deficit),
    December 31, 1996             $  13,248      $  23,375      $  10,400      $   5,339      $   6,014      $  53,131
                                  =========      =========      =========      =========      =========      =========

                                                                      Non-Participant
                                      Participant Directed              Directed
                                   -------------------------      -----------------------
                                                    Oryx            Oryx
                                   Participant      Stock           Stock         LESOP
                                      Loans          Fund           Fund           Fund          Total
                                   ---------      ---------      ---------      ---------      ---------


Additions (Deductions):
   Employee contributions         $      --      $     157      $      --      $      --      $   4,191
   Employer contributions                --             --          2,550             --          2,550
   Interfund transfers                 (317)        (1,512)          (246)          (462)            --
   Dividend income                       --             13             --             --          3,570
   Interest income                      360             --             --             --          3,886
   Other receipts
      (disbursements)                    (4)            --             --             --              2
   Realized gain (loss) on
      investments (Note 5)               --         (2,474)           248           (985)           281
   Unrealized appreciation of
      investments (Note 5)               --         10,230          3,291         29,155         45,129
   Withdrawals and other
      benefit payments                   --           (750)          (171)          (262)       (12,544)
   Administrative expense
      (Note 2)                           --            (21)            --             --            (82)
                                  ---------      ---------      ---------      ---------      ---------

Net Additions (Deductions)               39          5,643          5,672         27,446         46,983

Plan Equity (Deficit),
   January 1, 1996                    5,406          9,991          2,852        (65,530)        56,043
                                  ---------      ---------      ---------      ---------      ---------

Plan Equity (Deficit),
    December 31, 1996             $   5,445      $  15,634      $   8,524      $ (38,084)     $ 103,026
                                  =========      =========      =========      =========      =========

   (The accompanying notes are an integral part of these financial statements)

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                             (THOUSANDS OF DOLLARS)

                                                                Participant Directed
                                 --------------------------------------------------------------------------------------
                                                                                              Vanguard
                                  Vanguard                       Vanguard      Vanguard     International
                                  Balanced       Vanguard      U.S. Growth     Explorer        Growth         Stable
                                 Index Fund      Windsor II     Portfolio        Fund         Portfolio     Value Fund
                                  ---------      ---------      ---------      ---------      ---------      ---------

Additions (Deductions):
   Employee contributions         $     560      $     977      $     333      $     349      $     445      $   1,815
   Employer contributions                --             --             --             --             --             --
   Interfund transfers                   (7)         2,148          1,840            630         (1,154)        (1,596)
   Dividend income                      502          1,044            241            380            142             --
   Interest income                       --             --             --             --             --          4,355
   Other receipts
      (disbursements)                     1              1             --             --             --              5
   Realized gain (loss) on
      investments (Note 5)              194            318            195             83             73             --
   Unrealized appreciation
      of investments (Note 5)         2,260          3,296            893            441            509             --
    Withdrawals and other
      benefit payments               (1,417)        (1,934)          (524)          (289)          (808)        (9,275)
   Administrative expense
      (Note 2)                           (2)            (2)            (1)            (1)            (1)           (46)
                                  ---------      ---------      ---------      ---------      ---------      ---------

Net Additions (Deductions)            2,091          5,848          2,977          1,593           (794)        (4,742)

Plan Equity (Deficit),
   January 1, 1995                   10,917         11,961          2,977          3,291          6,011         61,194
                                  ---------      ---------      ---------      ---------      ---------      ---------

Plan Equity (Deficit),
    December 31, 1995             $  13,008      $  17,809      $   5,954      $   4,884      $   5,217      $  56,452
                                  =========      =========      =========      =========      =========      =========
                                                                      Non-Participant
                                      Participant Directed              Directed
                                   -------------------------      -----------------------
                                                    Oryx            Oryx
                                   Participant      Stock           Stock         LESOP
                                      Loans          Fund           Fund           Fund        Total
                                   ---------      ---------      ---------      ---------    ---------
Additions (Deductions):
   Employee contributions         $      --      $     158      $      --      $     --      $  4,637
   Employer contributions                --             --          2,805            --         2,805
   Interfund transfers                 (473)          (655)            (4)         (729)           --
   Dividend income                       --             --             --            --         2,309
   Interest income                      343             10             --             3         4,711
   Other receipts
      (disbursements)                    --             28             (5)           --            30
   Realized gain (loss) on
      investments (Note 5)               --         (1,965)            14        (2,884)       (3,972)
   Unrealized appreciation
      of investments (Note 5)            --          3,430            163         6,784        17,776
    Withdrawals and other
      benefit payments                 (217)        (1,162)          (121)         (652)      (16,399)
   Administrative expense
      (Note 2)                           --            (12)            --            --           (65)
                                  ---------      ---------      ---------      --------      --------

Net Additions (Deductions)             (347)          (168)         2,852         2,522        11,832

Plan Equity (Deficit),
   January 1, 1995                    5,753         10,159             --       (68,052)       44,211
                                  ---------      ---------      ---------      --------      --------

Plan Equity (Deficit),
    December 31, 1995             $   5,406      $   9,991      $   2,852      $(65,530)     $ 56,043
                                  =========      =========      =========      ========      ========

   (The accompanying notes are an integral part of these financial statements)

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                          NOTES TO FINANCIAL STATEMENTS

1.       GENERAL DESCRIPTION:

         The Oryx Energy Company Capital Accumulation Plan (Plan) is a combined stock bonus and employee stock ownership plan (ESOP) sponsored by Oryx Energy Company (Oryx Energy or Company) which became effective on November 1, 1988. The Plan provides an individual account for each participant. Amounts disbursed to participants or conversions between funds are based solely upon amounts contributed to each participant's account adjusted to reflect any withdrawals and distributions, investment earnings attributable to such fund balances and appreciation or depreciation of the market value of the fund.

         This summary of information about the Plan is qualified in its entirety by reference to the provisions of the Plan, as amended.

         Employee Contributions

         In general, an employee may instruct the employer to contribute to the Plan up to five percent, in whole percentages, of base pay (Earnings) on either a pre-tax basis or post-tax basis. Earnings exclude such payments as bonuses, overtime and premium payments. An employee may also elect to make additional contributions of up to 10 percent of Earnings. The additional contributions may be on either a pre-tax basis, post-tax basis or any combination thereof. An employee who cannot make pre-tax contributions of five percent of Earnings due to certain limitations imposed by the Internal Revenue Code of 1986, as amended (Code), as described in Note 3, can nonetheless make post-tax contributions up to the limits imposed by the Plan, subject to the additional Code limitations described in Note 3.

         Employer Contributions

         The first five percent of employee contributions are matched by the Company at 110 percent up to the first $50,000 of employee Earnings and at 100 percent thereafter (Employer Contributions). From time to time, the Company also contributes additional amounts when necessary to meet the loan repayment requirements on the ESOP Notes described in Note 4.

         Vesting Rights

         Participants are immediately 100 percent vested in their account balances derived from Company contributions, employee contributions and any amounts rolled-over to the Plan from another eligible retirement plan.

         Plan Termination

         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

         Participant Investment Programs

         Employee contributions and certain employer contributions are invested by the trustee as directed by participants. Participants make investment elections to have their contributions invested in increments of one percent in any combination of the seven funds listed below (eight funds available beginning April 1, 1998 with the addition of the Vanguard Bond Index Fund, also described below). In addition, participants may convert past investments into any of the seven funds by making fund transfers. These fund conversions may be made in one percent increments. A portion of each fund is maintained in short-term investments for administration of the fund. Effective October 1, 1998, The Bank of New York replaced Vanguard Fiduciary Trust Company (Vanguard) as the trustee for investment activity.

         Participants have the option of investing their contributions in any of the following funds:

         Vanguard Balanced Index Fund: Employs two investment strategies--balancing and indexing--in seeking to provide both current income and the potential for capital growth. The fund attempts to replicate, with respect to 60 percent of its net assets, the performance of the Wilshire 5000 Index, a broad-based barometer of the U.S. stock market. With respect to the remaining 40 percent of its net assets, the fund attempts to replicate the performance of the Lehman Brothers Aggregate Bond Index, a recognized benchmark of the U.S. bond market.

         Vanguard Windsor II: Pursues a growth and income strategy that emphasizes stocks with price-earnings ratios lower than the market and dividend yields higher than the market. The fund's advisors employ both fundamental and quantitative analysis to identify stocks for purchase.

         Vanguard U.S. Growth Portfolio: Invests in stocks of seasoned companies based in the U.S. The portfolio emphasizes growth companies with strong market positions, reasonable financial strength and relatively low sensitivity to changing economic conditions.

         Vanguard Explorer Fund: Invests in the stock of small or unseasoned companies--generally with a market value between $75 million and $200 million--that are deemed to offer favorable prospects for growth.

         Vanguard International Growth Portfolio: Invests in non-U.S. equity securities selected for long-term capital appreciation potential. The portfolio tends to be widely diversified geographically, with assets invested in as many as 30 foreign stock markets.

         Stable Value Fund: Seeks to provide relatively stable returns, current income and preservation of principal by investing in high credit-quality instruments. The fund holds investment contracts issued by insurance companies (GICs), investment contracts backed by U.S. Government obligations and high credit-quality corporate bonds (including mutual funds that invest in such obligations).

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

         As of December 31, 1997 the Stable Value Fund was comprised of the following

                                       Effective Annual    Effective Annual
                                        Interest Rate       Interest Rate        Percent of
                                           (Net of             (Net of           Investment
                                         Expenses) at        Expenses) at       Fund Value at      Last
                                         December 31,        December 31,        December 31,    Maturity
             Company                          1996                1997               1997          Date
             -------                   ---------------     ----------------     -------------    --------
Insurance/Bank Contracts
-------------------------------------
John Hancock                                  6.05%                6.05%            10.37%        6/30/00
American International Life Assurance
   Company of New York                        5.36%                5.36 %            8.99%        7/31/98
Morgan Guarantee Trust Company                5.91%                5.91%            23.33%       12/08/99
New York Life Insurance Company               7.92%                7.92%             6.07%        3/31/98
Deutsche Bank                                 6.33%                6.40%            11.00%        6/30/00
Rabobank                                      5.85%                5.87%            11.15%        3/31/99
                                                                                   ------
Other
-------------------------------------
Vanguard Retirement Savings Trust               --%                5.93%            29.09%
                                                                                   ------
                                                                                   100.00%
                                                                                   ======


         Vanguard Bond Index Fund - Total Bond Market Portfolio: (Available to participants as of April 1, 1998). Seeks a high level of interest income by investing in a sample of bonds from the Lehman Brothers Aggregate Bond Index, an index of U.S. Treasury, federal agency, mortgage-backed, and high-quality corporate securities.

         Oryx Stock Fund: Invests in Oryx Energy Company common stock, par value $1 per share (Oryx Common Stock). Cash contributions directed for investment in this fund are used by The Bank of New York, as trustee, to purchase Oryx Common Stock on securities exchanges and from Oryx Energy, individual stockholders, the trustee of the Oryx Energy Company Retirement Plan or any other bona fide offeror of such Oryx Common Stock, at the lowest price obtainable at the time.

         Investment of Employer Contributions

         Effective January 1, 1995, Employer Contributions may be made in the form of shares of Company stock. Employer Contributions made in the form of Company stock are included in the Non-Participant Directed Oryx Stock Fund. During 1996 and 1995, all Employer Contributions were made in the form of Company stock. During 1997, the Company resumed Employer Contributions in cash (see Note 4).

         All Employer Contributions made in cash (Cash Contributions) are invested in the LESOP Fund, a fund primarily invested in Oryx Common Stock and held in trust by State Street Bank and Trust Company. Cash Contributions are made in such amounts as are necessary to fund quarterly loan payments on the ESOP Notes (no amounts due in 1996 and 1995, see Note 4). These Cash Contributions, along with any dividends paid on the shares acquired with the loan proceeds, are used by the Plan to repay the principal and interest on the original $110 million ESOP loan. As loan payments are made, shares held in the unallocated account are released and allocated (or credited) to individual employee accounts. The number of shares released after each loan payment is based on the ratio of the current loan payment to the sum of all future loan payments. The shares released are allocated proportionally to individual employee accounts based on the amount of each employee's Employer Contribution relative to total Employer Contributions. Participants also receive an allocation of shares representing any dividends due on shares held in their

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

         accounts. For financial reporting purposes, unallocated shares and shares allocated to the participants are included in the LESOP fund as non-participant directed (see Note 4).

         Investment of Fund Earnings

         Generally, earnings from dividends and interest on each of the funds are retained by the trustee and reinvested in the same fund. Participants may elect to receive any dividends on certain Oryx Common Stock held in the Oryx Stock Fund from Employer Contributions made prior to August 1, 1989.

         Participant Loans

         Participants may obtain loans from their account balances in any of the Vanguard Funds and/or the Participant Directed Oryx Stock Fund of the Plan. Participant loans are administered in accordance with the provisions of Code Section 72(p) and Department of Labor (DOL) Regulation Section 2550.408b-1. The loan amount may be up to 50 percent of a participant's available balance, subject to a maximum of $50,000. The loan bears interest based on the prime rate in effect on the first day of the month in which the loan is applied for plus one percent. Personal loans may have a term of up to five years and residential loans up to 15 years. Both the principal and interest portions of loan repayments are reinvested in the participant's accounts in accordance with his current investment elections. Defaults on loan repayments are treated as distributions.

         Investment Program Participants

         There were 1,356, 1,414 and 1,440 participants at December 31, 1997, 1996 and 1995, respectively, who participated in one or more of the funds. Participant accounts in each of the funds at December 31 were as follows:

                                    1997      1996      1995
                                   ------    ------    ------
Balanced Index Fund                  690       652       691
Windsor II                           882       831       788
U.S. Growth Portfolio                659       586       491
Explorer Fund                        497       487       473
International Growth Portfolio       549       573       570
Stable Value Fund                    934       995     1,109
LESOP Fund                           881       839       895
Oryx Stock Fund                    1,109     1,167     1,248

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Plan utilizes the accrual basis of accounting and has a fiscal year end of December 31.

         Investments

         The valuation of the Plan's investments in all funds is based on the market value of the assets held in the funds. The Plan's relative interest in the investment funds underlying the Vanguard Funds is determined on a unit-method basis. The valuation of the Vanguard Funds is based on the closing market price of the assets which comprise the funds on the last business day of the plan year. Investments in the Stable Value Fund are carried at contract value (which equals original cost plus accrued interest less any distributions). The valuation of common stock in the Oryx Stock Fund and the LESOP Fund is based on the closing market

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

         price as reported on the New York Stock Exchange on the last business day of the plan year. Purchases and sales of securities are reflected on the trade-date basis. Dividend income is recognized on the ex-dividend date.

         Gains and losses on disposition of investments are determined using historical average cost. The DOL requires realized and unrealized gains and losses to be determined using the investment value at the beginning of the plan year (referred to as the "current value method") rather than the historical cost basis. Accordingly, the realized gain on investments and unrealized appreciation of assets as reported on the Form 5500 Annual Return/Report of Employee Benefit Plan of $6,044,415 and $10,214,601, respectively, are different than those reported on the Statements of Income and Changes in Plan Equity, of $10,179,363 and $6,079,653, respectively.

         Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosures about fair value for all financial instruments in the Plan. All instruments, other than the investment contracts in the Stable Value Fund, are reported at fair value and require no additional disclosure. The fair values of investment contracts in the Stable Value Fund as of December 31, 1997 and 1996 are approximately $49,722,669 and $53,811,000, respectively. Fair values were determined using a discounted cash flow analysis assuming market rates for similar contracts. However, the fair value disclosed is not that which would be realized due to restrictions on early redemption or sale of the contracts. The value of the ESOP note cannot be estimated because it is a special purpose loan made on non-standard terms which would have no value if transferred or exchanged. Participant loans are carried at original loan amounts less principal reductions. Such loan amounts approximate fair value.

         Administrative Expenses

         All expenses related to the purchase and sale of securities are paid out of the respective assets of such funds. All administrative expenses related to the LESOP Fund are paid by the Company. All other expenses (other than those paid by the Company) incurred in administering the Plan are generally charged, on a pro rata basis, to each of the respective funds.

         Statement Presentation

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties

         The Plan provides for various investment options in combinations of GICs and mutual funds. Investments of this nature are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with these types of securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits.

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.       CERTAIN FEDERAL TAX MATTERS:

         Tax Status of the Plan

         The Internal Revenue Service (IRS) issued the most recent favorable determination letter on May 28, 1994 stating that the Plan constitutes a qualified plan under Sections 401(a), 401(k) and 501(a) of the Code and that the Plan qualifies as an ESOP under Section 4975(e)(7). As such, the assets and investment gains of the Plan are exempt from Federal income tax under Section 501(a) of the Code. The Company is entitled to a current deduction on its consolidated Federal income tax return for its contributions to the Plan on behalf of employees. A request for the issuance of a new determination letter, covering 1996 and 1995 amendments, will be submitted to the IRS during 1999.

         Limits on Employee Contributions

         The IRS imposed limitation on employee pre-tax contributions is $9,500 for 1997 and is subject to upward adjustment for any increases in the cost of living as determined under IRS regulations. The pre-tax contributions, the combined post-tax contributions and Employer Contributions allocated to participants who come within the classification of Highly Compensated Employees (HCEs) as defined in the Code may not exceed certain technical limits under Sections 401(k) and 401(m) of the Code. Generally, the allowable percentage of such contributions for the HCEs is dependent upon the percentage of contributions made by all other employees. These limitations may have the effect of reducing the level of contributions initially selected by HCEs. Total Company and employee contributions may also be limited by
         Section 415 of the Code.

         Tax Effects Upon Participants

         The Federal income tax consequences analysis which follows includes relevant provisions of the Tax Reform Act of 1986. Under existing income tax law, qualification of the Plan has the following Federal income tax consequences, in general:

         (a) A participant will not be subject to tax on Employer Contributions, pre-tax contributions or additional employer contributions contributed to the Plan for his benefit, or earnings thereon, until such time as such amounts are distributed to him. Pre-tax contributions are subject to Social Security tax and are included as earnings to determine the participant's Social Security benefit. Pre-tax contributions are also used to determine the participant's benefit under any qualified retirement plans sponsored by the Company.

         (b) Lump sum distributions of Employer Contributions, pre-tax contributions, including earnings thereon, and earnings on post-tax contributions (exclusive of any net unrealized appreciation described below) consisting of cash or Oryx Common Stock, upon a participant's retirement, death, termination of employment or the occurrence of one of several other qualifying events will be subject to income tax and possibly the additional 10 percent Federal tax described in paragraph (c). Certain large distributions may be partially subject to an additional Federal tax. Distributions may be eligible for ten-year or five-year forward averaging and/or limited capital gains treatment on pre-1974 contributions, which could significantly reduce the tax on the distributions. Unless otherwise elected, net realized appreciation on Oryx Common Stock distributed as part of a lump sum distribution will not be taxed upon distribution, but will be taxable when the recipient subsequently disposes of the Oryx Common Stock. A lump sum distribution or a portion thereof, excluding post-tax contributions, may be rolled over into an eligible retirement plan (including

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


               individual retirement plans), thereby deferring taxation on the portion rolled over until distribution from the eligible retirement plan. At such time, the distribution will be taxed at ordinary income tax rates if it is from an individual retirement plan, or possibly, in accordance with the special tax provisions discussed above if it is from an eligible retirement plan other than an individual retirement plan.

               If any portion of a payment to a participant is an eligible rollover distribution, the Plan is required by law to withhold 20 percent of that amount and remit it to the IRS as income tax withholding. The mandatory 20 percent withholding may be avoided if the eligible rollover distribution is paid directly from the Plan to an individual retirement plan or another eligible retirement plan.

          (c) In-service Plan asset (cash or Oryx Common Stock) withdrawals of pre-1987 post-tax contributions are not subject to income tax. Withdrawals of post-1986 post-tax contributions will be deemed to be withdrawals of both post-1986 post-tax contributions and earnings thereon with the latter subject to income tax. Such in-service withdrawals of Employer Contributions and other employer contributions, including earnings thereon and earnings on post-tax contributions, will also be subject to income tax when withdrawn. Taxable amounts will be taxed at ordinary income tax rates. In addition, with limited exceptions, taxable withdrawals will be subject to an additional 10 percent Federal tax if received before age 59-1/2, death, early retirement before age 55 or disability. Certain large distributions may be partially subject to an additional Federal tax. Unless the participant elects otherwise, net unrealized appreciation will be subsequently taxed as described in paragraph (b).

               Oryx Stock Fund dividend distributions paid to participants, if any, in accordance with Code Section 404(k) are subject to income tax at ordinary income tax rates but are not subject to the additional 10 percent Federal tax. Pre-tax contributions, or earnings thereon, cannot be withdrawn until retirement, death, termination of employment or the occurrence of one of several other qualifying events.

          (d) If a distribution consists of an annuity, the annuity generally will not be taxable at the time of distribution, but amounts received under such annuity will be taxed at ordinary income tax rates when received to the extent such amounts are not deemed to be a return of the participant's own post-tax contributions. If one of the exceptions described in paragraph (c) does not apply and generally if the payments are not substantially equal, the taxable amounts would also be subject to the additional 10 percent Federal tax. If the annuity forms part of a lump sum distribution, it will affect the tax payable on the distribution.

4.       ESOP NOTES:

         On August 1, 1989, the Company borrowed $110 million by privately placing ESOP Notes. The interest rates on the ESOP Notes range from
         8.35 percent to 8.70 percent. The Company made an inside loan to the Plan equal to the proceeds from the issuance of the ESOP Notes for the purpose of acquiring Oryx Common Stock. The terms of the inside loan were substantially similar to the terms of the ESOP notes of the Company. In December 1989, the Plan completed the purchase of 2,864,805 shares at an average price of $38.40. This Oryx Common Stock is held by the Plan (LESOP Fund) in an unallocated suspense account. Employer Contributions have been made to the Plan, in cash, to fund quarterly loan repayments on the inside loan. Shares are released from the suspense account as the loan is repaid and are allocated to eligible participants in a non-participant directed account. No participant contributions will be required or

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

         permitted in paying off the loan. During 1994, Standard & Poor's downgraded the Company's debt rating. Subsequently, the holders of the ESOP Notes exercised their rights to require the Company to repay the notes in full at par (plus a make whole premium).


         At December 31, 1997 and 1996, there were 1,999,241 and 2,139,234 shares of Oryx Common Stock with a market value of $50,980,646 and $52,946,041, respectively, held in the unallocated suspense account. There were also 437,612 and 325,766 shares of Oryx Common Stock with a market value of $11,159,105 and $8,093,089, respectively, held in the allocated non-participant directed account. LESOP Fund interest and any dividend income are used for debt service. Interest expense incurred by the Plan on debt with the Company was $8,323,006 in 1997 and nil in 1996 and 1995. In accordance with a resolution of the Company's Compensation Committee of the Board of Directors, principal and interest payments on the inside note were suspended for 1996 and 1995. Accordingly, the Plan did not accrue interest expense related to the ESOP note during such periods.


         In March 1996, the Company received a private letter ruling from the IRS regarding certain items related to the Plan. In response to the IRS suggestions contained in the private letter ruling, the Compensation Committee determined that the Company would resume making Employer Contributions in cash in 1997. Those contributions are used by the Plan to fund loan repayments on the inside note on a monthly basis.

         Maturities on the note during future years are as follows:

Year ending December 31:
1998                       $ 3,640
1999                         3,898
2000                         4,397
2001                         4,896
2002                         5,436
Later years                 73,693
                           -------
                           $95,960
                           =======

5.       SUPPLEMENTAL FUND INFORMATION:

         Realized Gain (Loss) on Investments

         The realized gain (loss) on investments for each of the three years in the period ended December 31, 1997, were as follows:

                                                   1997                                       1996
                                  ---------------------------------------    --------------------------------------
                                                 Average     Net Realized                   Average    Net Realized
           Fund                    Proceeds        Cost       Gain (Loss)     Proceeds        Cost      Gain (Loss)
------------------------------    ----------    ---------    ------------    ---------     ---------   ------------
                                                               (Thousands of Dollars)
Balanced Index Fund               $   2,727     $   2,100     $     627      $   4,810     $   4,059     $     751
Windsor II                            9,557         5,430         4,127          7,288         5,956         1,332
U.S. Growth Portfolio                 7,699         6,016         1,683          3,949         3,205           744
Explorer Fund                         4,221         3,221         1,000          3,517         3,180           337
International Growth Portfolio       15,528        14,413         1,115          2,967         2,638           329

LESOP Fund                              692         1,077          (385)           723         1,708          (985)
Oryx Stock Fund                      11,380         9,368         2,012         16,873        19,100        (2,227)
                                                              ---------                                  ---------

Total realized gain (loss)                                    $  10,179                                  $     281
                                                              =========                                  =========

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

                                                  1995
                                  ---------------------------------------
                                                  Average     Net Realized
        Fund                        Proceeds       Cost       Gain (Loss)
------------------------------    ------------   ---------    -----------
                                     (Thousands of Dollars)
Balanced Index Fund               $   2,885      $   2,691     $     194
Windsor II                            3,523          3,205           318
U.S. Growth Portfolio                 1,204          1,009           195
Explorer Fund                         1,294          1,211            83
International Growth Portfolio        2,716          2,643            73
LESOP Fund                           15,976         18,860        (2,884)
Oryx Stock Fund                       4,796          6,747        (1,951)
                                                               ---------
Total realized loss                                            $  (3,972)
                                                               =========

         Unrealized Appreciation (Depreciation) of Investments

         The changes in unrealized appreciation (depreciation) of investments for each of the three years in the period ended December 31, 1997, were as follows:

                                                        1997           1996          1995
                                                     ---------      ---------      ---------
                                                               (Thousands of Dollars)
Beginning of Year                                    $ (14,857)     $ (59,986)     $ (77,762)
Unrealized Appreciation (Depreciation) for  Year         6,079         45,129         17,776
                                                     ---------      ---------      ---------
End of Year                                          $  (8,778)     $ (14,857)     $ (59,986)
                                                     =========      =========      =========

         Net Asset Value Per Unit

         The December 31, 1997 net asset value for mutual fund investments was:


                                                      Net Asset
            Fund                      Units        Value Per Unit
-----------------------------       ----------     --------------
Balanced Index Fund                  1,121,873       $   16.29
Windsor II                           1,187,274           28.62
U.S. Growth Portfolio                  491,789           28.70
Explorer Fund                          117,255           55.30
International Growth Portfolio         416,970           16.39

                  ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

6.       PLAN AMENDMENTS:

         Effective January 1, 1997, Company matching contributions are based on several factors, including participant contributions, the market value of Oryx common stock and a new LESOP share release schedule (the schedule of shares released under the LESOP loan agreement from the unallocated suspense account Note 4).

         Participants will receive the greater of:

         o The number of shares equal to a 110%-100% match, priced at the market value or,

         o The pro rata number of shares scheduled to be released to the LESOP.

                                                                       EXHIBIT a



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of the Oryx Energy Company Capital Accumulation Plan on Form S-8 (Registration No. 33-24918) of our report dated June 1, 1998 included in this Form 11-K, on our audits of the financial statements of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


                                   /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas

June 24, 1998